OCT-12-2001 12: FROM T-88 P.001/ -088

P01000088520

RECEIVED
01 OCT 12 PM 12:59
DIVISION OF CORPORATIONS

Florida Department of State

Division of Corporations
Public Access System
Katherine Harris, Secretary of State

Electronic Filing Cover Sheet

Note: Please print this page and use it as a cover sheet. Type the fax audit number (shown below) on the top and bottom of all pages of the document.

(((H01000106655 3)))

Note: DO NOT hit the REFRESH/RELOAD button on your browser from this page. Doing so will generate another cover sheet.

```
To:
     Division of Corporations
     Fax Number      : (850)205-0380

From:
     Account Name   : ATLAS PEARLMAN, P.A.
     Account Number : 076247002423
     Phone          : (954)763-1200
     Fax Number     : (954)766-7800
```

mpm

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS
2001 OCT 12 PM 4:14

MERGER OR SHARE EXCHANGE

GENESIS TECHNOLOGY GROUP, INC.

Certificate of Status	0
Certified Copy	1
Page Count	01
Estimated Charge	$78.75

merger
10/12/01 DC

6217-00701 10/12/01 12:16 PM

ARTICLES OF MERGER
Merger Sheet

MERGING:

NEW AGE CITIES.COM,INC., a Idaho corporation not qualified to transact business in the State of Florida.

INTO

GENESIS TECHNOLOGY GROUP, INC., a Florida entity, P01000088520

File date: October 12, 2001

Corporate Specialist: Darlene Connell

H01000106655 3

ARTICLES OF MERGER
OF
NEW AGE CITIES.COM, INC.,
(an Idaho corporation)
INTO
GENESIS TECHNOLOGY GROUP, INC.,
(a Florida corporation)

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS
2001 OCT 12 PM 4: 1

Pursuant to Section 607.1105 of the Florida Business Corporation Act, the undersigned corporations adopt the following Articles of Merger:

FIRST: The plan of merger is as follows:

1. **Merger.** NEW AGE CITIES.COM, INC., an Idaho corporation ("Acquisition") shall be merged (the "Merger") with and into GENESIS TECHNOLOGY GROUP, INC., a Florida corporation bearing Document #P01000088520 ("Genesis"). Acquisition and Genesis are sometimes hereinafter collectively referred to as the "Constituent Corporations." Genesis shall be the surviving corporation of the Merger (the "Surviving Corporation"), effective upon the date when these Articles of Merger are filed with the Department of State of the State of Florida (the "Effective Date").

2. **Articles of Incorporation and By-Laws.** The Articles of Incorporation and By-Laws of Genesis, as same shall exist from and after the Effective Date, shall be the Articles of Incorporation and By-Laws of the Surviving Corporation following the Effective Date, unless and until the same shall be amended or repealed in accordance with the provisions thereof or applicable law, which power to amend or repeal is hereby expressly reserved, and all rights or powers of whatsoever nature conferred in such Articles of Incorporation and By-Laws of the Surviving Corporation, shall constitute the Articles of Incorporation and By-Laws of the Surviving Corporation separate and apart from these Articles of Merger.

3. **Succession.** On the Effective Date, Genesis shall continue its corporate existence under the laws of the State of Florida, and the separate existence and corporate organization of Acquisition, except insofar as it may be continued by operation of law, shall be terminated and cease.

BRIAN PEARLMAN, ESQ., FLA BAR #0157023
Atlas Pearlman, P.A.
350 East Las Olas Boulevard, Suite 1700
Fort Lauderdale, Florida 33301
Phone No.: (954) 763-1200

H01000106655 3

H01000106655 3

4. **Conversion of Shares.** On the Effective Date, by virtue of the Merger and without any further action on the part of the Constituent Corporations or their shareholders, each outstanding share of Acquisition's common stock, $.02 par value per share shall be converted into the consideration set forth in Section 8 and Section 10, respectively, of the Agreement and Plan of Merger (the "Plan of Merger") between Acquisition and Genesis.

SECOND: The Effective Date of the Merger is the date upon which these Articles of Merger are filed with the Department of State of the State of Florida.

THIRD: The Plan of Merger was adopted by the boards of directors of Acquisition and Genesis on the 21st day of September, 2001 and by holders of a majority of the issued and outstanding shares of common stock of Acquisition, on the 12th day of October, 2001. No shares of Genesis are issued or outstanding.

Signed this 12th day of October, 2001

NEW AGE CITIES.COM, INC.,
an Idaho corporation

By: ______________________
Kenneth Shenkman, Vice President

GENESIS TECHNOLOGY GROUP, INC.,
a Florida corporation

By: ______________________
Kenneth Shenkman, Vice President